Exhibit 107

Calculation of Filing Fee Tables

Form S-1

Artiva Biotherapeutics, Inc.

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee(3)

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)	—	—	$160,080,000	0.00014760	$23,628

	Total Offering Amounts					$160,080,000	—	$23,628

	Total Fees Previously Paid							$14,760(4)

	Total Fee Offsets					—	—	—

	Net Fee Due					—	—	$8,868

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act.
(2)	Includes the aggregate offering price of 1,305,000 additional shares that the underwriters have the option to purchase.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.
(4)	The Registrant previously paid a registration fee of $14,760 in connection with the initial filing of this Registration Statement on Form S-1 on June 28, 2024.